Exhibit 15.2

[PricewaterhouseCoopers Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-100069 and No. 333-164249) of NetEase, Inc. (formerly known as NetEase.com, Inc.) of our report dated April 26, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Beijing, the People’s Republic of China
April 26, 2012